Exhibit 5.1

April 30, 2021

Armstrong World Industries, Inc.

2500 Columbia Avenue, P.O. Box 3001

Lancaster, Pennsylvania 17603

Re:	Armstrong World Industries, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Armstrong World Industries, Inc., a Pennsylvania corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of securities of the Company as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), which may include: (i) common shares, par value $0.01 per share, of the Company (“Common Shares”), (ii) preferred shares, no par value per share, of the Company (“Preferred Shares”), which may be issued in one or more series, (iii) debt securities of the Company (“Debt Securities”), (iv) warrants to purchase Common Shares, Preferred Shares or Debt Securities (“Warrants”), (v) subscription rights to purchase Common Shares, Preferred Shares, Debt Securities or other securities (“Subscription Rights”), (vi) purchase contracts obligating the holders thereof to purchase from the Company, and the Company to sell to such holders, Common Shares, Preferred Shares or Debt Securities at a future date or dates (“Purchase Contracts”), (vii) purchase units of the Company (“Purchase Units”), and (viii) such indeterminate number of Common Shares, Preferred Shares and Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Shares, Debt Securities, Warrants or Subscription Rights or settlement of any Purchase Contracts or Purchase Units, including such Common Shares or Preferred Shares as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”). The Common Shares, Preferred Shares, Debt Securities, Warrants, Subscription Rights, Purchase Contracts, Purchase Units and Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission. In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company’s Amended and Restated Articles of Incorporation (the “Articles”), (ii) the Company’s Amended and Restated Bylaws (the “Bylaws”), (iii) certain resolutions of the Company’s Board of Directors (the “Board”) relating to the Registration Statement, and (iv) such other documents, records and instruments as we have deemed appropriate for purposes of the opinions set forth herein.

Armstrong World Industries, Inc.

April 30, 2021

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

A.    the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time pursuant to the Registration Statement (including the Prospectus and applicable Prospectus Supplement) will be duly authorized and established by authorizing resolutions of the Board, in accordance with the Articles, the Bylaws and applicable law (each, a “Corporate Action”);

B.    the Registration Statement and any amendments thereto will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Prospectus;

C.    a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by each of the Company and the other parties thereto;

D.    all Securities will be issued and sold in compliance with applicable federal and state securities laws; and

E.    a Prospectus Supplement will have been prepared, delivered (including through compliance with Rule 172 of the Rules and Regulations) and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Prospectus.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that, as of the date hereof:

1.    Upon due authorization by all requisite Corporate Action of the issuance and sale of Common Shares and upon issuance and delivery of such Common Shares against payment of consideration for such shares (in an amount at least equal to the aggregate par value of such Common Shares) in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the requisite Corporate Action and as contemplated by the Prospectus and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Prospectus and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such Common Shares), such Common Shares will be validly issued, fully paid and nonassessable.

Armstrong World Industries, Inc.

April 30, 2021

2.    Upon all requisite Corporate Action to establish a series of Preferred Shares, to set and determine the number of shares and the designation of such series of Preferred Shares, so as to distinguish it from the shares of all other series and classes, and to set and determine the voting rights, preferences, limitations and special rights of the series of Preferred Shares, and the proper filing with the Department of State of the Commonwealth of Pennsylvania of a statement with respect to shares relating to such series of Preferred Shares, the due authorization by all requisite Corporate Action of the issuance and sale of shares of such series of Preferred Shares and upon issuance and delivery of such Preferred Shares against payment of consideration for such shares in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the requisite Corporate Action and as contemplated by the Prospectus and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Prospectus and the applicable Prospectus Supplement, such shares of such series of Preferred Shares will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the laws of the Commonwealth of Pennsylvania, and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP